UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2014

MBIA INC.
(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 King Street, Armonk, New York	10504

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
914-273-4545

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of MBIA Inc. (the “Company”) was held on May 1, 2014 (the “Annual Meeting”). The matters that were voted upon at the Annual Meeting, and the number of votes cast for or against each matter (and percent of shares voted), as well as the number of abstentions (and percent of shares voted) and broker non-votes as to each such matter, where applicable, are set forth below.

Proposal 1: Election of Directors. The shareholders elected the Company’s nominees to the Board of Directors. The voting results were as follows:

Nominees	For (% of shares voted)		Against (% of shares voted)		Abstain (% of shares voted)		Broker Non-Votes
Joseph W. Brown	152,192,789	(99.79%)	274,843	(0.18%)	41,461	(0.02%)	21,889,557
Maryann Bruce	149,625,674	(98.10%)	2,825,885	(1.85%)	57,534	(0.03%)	21,889,557
Sean D. Carney	152,186,271	(99.78%)	275,369	(0.18%)	47,453	(0.03%)	21,889,557
David A. Coulter	148,804,359	(97.57%)	3,660,791	(2.40%)	43,943	(0.02%)	21,889,557
Steven J. Gilbert	149,618,285	(98.10%)	2,831,192	(1.85%)	59,616	(0.03%)	21,889,557
Daniel P. Kearney	149,561,487	(98.06%)	2,896,688	(1.89%)	50,918	(0.03%)	21,889,557
Charles R. Rinehart	152,173,905	(99.78%)	278,560	(0.18%)	56,628	(0.03%)	21,889,557
Theodore Shasta	152,179,915	(99.78%)	274,331	(0.17%)	54,847	(0.03%)	21,889,557
Richard C. Vaughan	150,089,200	(98.41%)	2,364,895	(1.55%)	54,998	(0.03%)	21,889,557

Proposal 2: Approval of Compensation Paid to Named Executive Officers. The shareholders voted to approve the compensation of the Company’s named executive officers listed in the proxy statement for the Annual Meeting. The shareholder vote is advisory and non-binding. The voting results were as follows:

For (% of shares voted)		Against (% of shares voted)		Abstain (% of shares voted)		Broker Non-Votes
109,269,728	(71.64%)	37,026,739	(24.27%)	6,212,626	(4.07%)	21,889,557

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm. The shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014. The voting results were as follows:

For (% of shares voted)		Against (% of shares voted)		Abstain (% of shares voted)		Broker Non-Votes
173,981,536	(99.76%)	262,299	(0.15%)	154,815	(0.08%)	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

By:	/s/ Ram D. Wertheim
Ram D. Wertheim
Chief Legal Officer

Date: May 1, 2014